Exhibit 32.1

SECTION 906 CERTIFICATION

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2001, the undersigned officers of CorEnergy Infrastructure Trust, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K for the period ended December 31, 2018, filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David J. Schulte
David J. Schulte
Chief Executive Officer (Principal Executive Officer)
Date: February 28, 2019

/s/ Rebecca M. Sandring
Rebecca M. Sandring
Chief Accounting Officer, Treasurer and Secretary (Principal Accounting Officer and Principal Financial Officer)
Date: February 28, 2019

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.